Exhibit 99.1

Signature Group Holdings Closes $305 Million Senior Secured Notes Offering

SHERMAN OAKS, Calif. January 12, 2015 -- Signature Group Holdings, Inc. (“Signature”) (OTCQX: SGGH) announces that its indirect wholly owned subsidiary, SGH Escrow Corporation, closed its previously announced private offering of 10% Senior Secured Notes due 2019 (the “Notes”).

The Notes consist of an aggregate principal amount of $305 million, and were issued at a price of 97.206%, resulting in gross proceeds of approximately $296.5 million. The net proceeds from the Notes will be held in escrow until the completion of the pending acquisition by Signature’s indirect wholly owned subsidiary, Real Alloy Holding, Inc., of the equity interests of certain entities, which together with their subsidiaries comprise the global recycling and specifications alloys business of Aleris Corporation (“GRSA”). The Notes have been rated B3 and B by Moody’s and S&P, respectively, and corporate issuer B2 and B, respectively. The yield to the issuer on the Notes was 10 7/8%.

This press release is issued pursuant to Rule 135c of the Securities Act, and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about Signature’s and GRSA’s businesses and prospects, as well as management's beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. Signature undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about Signature’s and GRSA’s expansion and business strategies; Signature’s ability to satisfy the conditions to the GRSA acquisition and the related financings, and to ultimately consummate the GRSA acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to Signature’s ability to successfully identify, consummate and integrate the acquisitions of GRSA and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; Signature’s ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; Signature’s ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in Signature’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Company Contact:

Jeff Crusinberry

Senior Vice President and Treasurer

(805)-435-1255

investor.relations@signaturegroupholdings.com

Press Contact:

Dan Wilson, Ogilvy Public Relations

(212)880-5346

dan.wilson@ogilvy.com